Exhibit 10.1
                                                                    ------------


                                 SIXTH AMENDMENT

                          Dated as of December 12, 2001

                  This SIXTH AMENDMENT among Barney's, Inc., a New York corporation ("Barneys"), Barneys America, Inc., a Delaware corporation ("BAI"), PFP Fashions Inc., a New York corporation ("PFP"), Barneys (CA) Lease Corp., a Delaware corporation ("CA Lease"), Barneys (NY) Lease Corp., a Delaware corporation ("NY Lease"), Basco All-American Sportswear Corp., a New York corporation ("Basco"), BNY Licensing Corp., a Delaware corporation ("BNY"), and Barneys America (Chicago) Lease Corp., a Delaware corporation ("Chicago Lease;" and together with Barney's, BAI, PFP, CA Lease, NY Lease, Basco and BNY collectively the "Borrowers"), the Lenders (as defined below) and the Administrative Agent (as defined below), amends the Credit Agreement dated as of January 28, 1999, as amended from time to time (as so amended, the "Credit Agreement") entered into among the Borrowers, the financial institutions from time to time parties thereto (the "Lenders"), the issuing banks from time to time parties thereto (the "Issuing Banks"), General Electric Capital Corporation, in its capacity as documentation agent and Citicorp USA, Inc., in its capacity as agent for the Lenders and the Issuing Banks (the "Administrative Agent"). Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

                                    PRELIMINARY STATEMENTS:

                  (1) The Borrowers and the Requisite Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 below, amended as follows:

                  (a) The definition of "Applicable Commercial Letter of Credit Percentage" in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Applicable Commercial Letter of Credit Percentage' means a rate equal to 1.50% per annum."

                  (b) The definition of "Applicable Fixed Rate Margin" in
Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Applicable Fixed Rate Margin' means a rate equal to 2.75% per annum."

                  (c) The definition of "Applicable Floating Rate Margin" in
Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Applicable Floating Rate Margin' means a rate equal to 1.75% per annum."

                  (d) The definition of "Applicable Standby Letter of Credit Percentage" in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Applicable Standby Letter of Credit Percentage' means a rate equal to 2.50% per annum."

                  (e) The definition of "Applicable Usance Letter of Credit Percentage" in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Applicable Usance Letter of Credit Percentage' means a rate equal to 2.00% per annum."

                  (f) The definition of "Borrowing Base" in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Borrowing Base' means, as of any date of determination, an amount equal to the sum of (i) up to ninety percent (90%) of the face amount of Eligible Receivables less such reserves as the Administrative Agent, in its reasonable credit judgment, deems appropriate, plus (ii) up to thirty-seven percent (37%) of Eligible Retail Inventory less such reserves as the Administrative Agent, in its reasonable credit judgment, deems appropriate, plus (iii) up to thirty-seven percent (37%) of the Inventory being purchased by a Borrower in the ordinary course of its business for which a Commercial Letter of Credit is outstanding and has not been drawn upon less such reserves as the Administrative Agent, in its reasonable credit judgment, deems appropriate, plus (iv) up to thirty-seven percent (37%) of the Inventory being purchased by a Borrower in the ordinary course of its business for which a Usance Letter of Credit is outstanding and has not been drawn upon less such reserves as the Administrative Agent, in its reasonable credit judgment, deems appropriate, plus (v) up to twenty percent (20%) of Eligible Aged Inventory less such reserves as the Administrative Agent, in its reasonable credit judgment, deems appropriate, plus (vi) the Trademark Available Amount plus, (vii) 100% of the funds constituting Net Cash Proceeds in the Cash Collateral Account, plus (viii) 100% of the market value of the Treasury Notes credited to the Control Account in an amount not to exceed $500,000 but only after appropriate documentation and opinions, in form and substance reasonably satisfactory to the Administrative Agent, have been delivered to the Administrative Agent relating to the Administrative Agent's first priority Lien in such Treasury Notes less such reserves as the Administrative Agent, in its reasonable credit judgment, deems appropriate, minus (ix) the Rent Reserve, if any, in effect at such time, minus (x) the amount of Pre-Settlement Exposure at such time. The Administrative Agent, based on such reasonable credit and collateral considerations as the Administrative Agent may deem appropriate, may change from time to time the advance rates in clauses (i), (ii), (iii) and (iv) above, provided that such advance rates do not at any time exceed the respective percentages set forth above. The Administrative Agent agrees to give the Borrowers prior written notice of any such change."

                  (g) The definition of "Commitment" in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Commitment' means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit, and which shall not exceed the principal amount set forth opposite such Lender's name on the Annex attached to the Sixth Amendment or on the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and `Commitments' means the aggregate principal amount of the Commitments of all the Lenders, the maximum amount of which shall not exceed a principal amount of $105,000,000, as reduced from time to time pursuant to the terms hereof."

                  (h) The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Consolidated EBITDA' means, for any period on a consolidated basis for any Person and its Subsidiaries, (i) the sum of (A) Consolidated Net Income, (B) depreciation and amortization expense, (C) Consolidated Interest Expense, (D) federal, state, local and foreign income taxes, (E) other non-cash charges and (F) up to $3,000,000 in the aggregate of any cash equity contributed or Permitted Subordinated Indebtedness loaned to the Borrowers during Fiscal Years 2000, 2001 and 2002 to the extent not used for Capital Expenditures pursuant to clause (i) of the first proviso in Section 10.04, minus
                  (ii) extraordinary gains not already excluded from the determination of Consolidated Net Income."

                  (i) The definition of "Consolidated Net Worth" in Section 1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Consolidated Net Worth' means, on a consolidated basis for any Person and its Subsidiaries, (i) total consolidated assets of such Person minus (ii) total consolidated liabilities of such Person; provided, however, the impact of the adoption of FASB Statements No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets" shall be excluded from such calculation. Assets and liabilities shall be determined in accordance with GAAP, except that investments in, and moneys due from, Affiliates of Barneys shall be excluded from total consolidated assets.



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

                  (j) The definition of "Permitted Subordinated Indebtedness" in
Section 1.01 of the Credit Agreement is amended by adding at the end thereof a proviso to read as follows:

                  "provided that up to an aggregate of $15,000,000 of such Indebtedness may be secured by a subordinated Lien pursuant to (and subject to) terms and conditions reasonably satisfactory to the Administrative Agent and the Requisite Lenders."

                  (k) The definition of "Trademark Available Amount" in Section
1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:

                  "`Trademark Available Amount' means initially an amount equal to $5,000,000, which amount shall be permanently reduced as follows: (i) $1,250,000 on August 4, 2002 and on September 1, 2002 and $2,500,000 on November 3, 2002; and (ii) an amount equal to the Net Cash Proceeds from sales or other dispositions of assets in an aggregate amount not to exceed the amount of the Trademark Available Amount at such time prior to giving effect to such reduction."

                  (l) Section 1.01 of the Credit Agreement is amended by adding a new definition after the definition of "Federal Reserve Board" and before the definition "Fiscal Year" to read as follows:

                  "`Financial Covenant Period' means (i) with respect to the fourth fiscal quarter of Fiscal Year 2001, the three fiscal months ending on the last day of such fiscal quarter; (ii) with respect to the first fiscal quarter of Fiscal Year 2002, the six fiscal months ending on the last day of such fiscal quarter; (iii) with respect to the second fiscal quarter of Fiscal Year 2002, the nine fiscal months ending on the last day of such fiscal quarter; and (iv) with respect to each fiscal quarter thereafter, the immediately preceding twelve fiscal months."

                  (m) Section 1.01 of the Credit Agreement is amended by deleting the definition "Leverage Ratio" in its entirety.

                  (n) Section 1.01 of the Credit Agreement is amended by adding a new definition after the definition of "Servicer" and before the definition of "Solvent" to read as follows:

                  "`Sixth Amendment' means the Sixth Amendment dated as of December 12, 2001 among the Borrowers, the Lenders, the Issuing Bank, the Documentation Agent and the Administrative Agent."

                  (o) Section 3.01(b) of the Credit Agreement is amended by adding a new subsection (v) at the end thereof to read as follows:

                  "(v) For thirty consecutive days during the period commencing December 1 of each year to February 28 of the following year,


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

                  the Revolving Credit Obligations shall not exceed $65,000,000 at any time during such thirty consecutive day period."

                  (p) Section 6.01(j) of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "(j) No Material Adverse Change. Since August 1, 1998 (other than as disclosed in the Disclosure Statement with respect to the Fall 1998 Stub Period or as disclosed in writing to the Lenders prior to December 10, 2001), there has occurred no event which has had, shall have or is reasonably likely to have a Material Adverse Effect."

                  (q) Section 9.03 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (iv) thereof; (ii) deleting the period at the end of clause (v) thereof and substituting therefor "; and"; and
(iii) adding a new clause (vi) at the end thereof to read as follows:

                  "(vi) the subordinated Lien securing up to $15,000,000 of the Permitted Subordinated Indebtedness pursuant to (and subject to) terms and conditions reasonably satisfactory to the Administrative Agent and the Requisite Lenders."

                  (r) Section 10.01 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.01. Minimum Consolidated Net Worth. The Consolidated Net Worth of Holdings and the Barneys Group at the end of each fiscal quarter set forth below shall not be less than the minimum amount set forth opposite such fiscal quarter:

                           Fiscal Quarter Ending              Minimum Amount
                           ---------------------              --------------

                           Fourth fiscal quarter 2001         $136,000,000
                           First fiscal quarter 2002          $128,000,000
                           Second fiscal quarter 2002         $124,000,000
                           Third fiscal quarter 2002          $126,000,000
                           Fourth fiscal quarter 2002         $132,000,000

                  (s) Section 10.02 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.02.  Intentionally Deleted."

                  (t) Section 10.03 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.03. Minimum Consolidated EBITDA. The Consolidated EBITDA of the Barneys Group, as determined as of the last day of each fiscal quarter set forth below for the Financial Covenant


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

                  Period ending on such day, shall not be less than the minimum amount set forth opposite such fiscal quarter:

                           Fiscal Quarter Ending                Minimum Amount
                           --------------------------           --------------
                           Fourth fiscal quarter 2001           $ 1,000,000
                           First fiscal quarter 2002            $ 1,000,000
                           Second fiscal quarter 2002           $ 2,000,000
                           Third fiscal quarter 2002            $ 8,000,000
                           Fourth fiscal quarter 2002           $16,000,000

                  (u) Section 10.04 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

                  "10.04. Maximum Capital Expenditures. Capital Expenditures made or incurred by the members of the Barneys Group on a consolidated basis (a) with respect to Fiscal Year 2001, shall not exceed during such Fiscal Year, an aggregate amount of $7,777,000 and (b) with respect to any Fiscal Year thereafter, shall not exceed during such Fiscal Year, an aggregate amount of $5,000,000; provided, however, the foregoing maximum amounts may be increased (i) by the amount (on a dollar for dollar basis) of any cash equity contribution made by Holdings, or Permitted Subordinated Indebtedness loaned, to Barneys but only to the extent not required in the calculation of "Consolidated EBITDA" in order for the Borrowers to meet the financial covenant set forth in Section 10.03 and (ii) with respect to Fiscal Year 2001 and each Fiscal Year thereafter, an amount of up to $4,000,000 for such Fiscal Year if the Fixed Charge Coverage Ratio of the Barneys Group on a consolidated basis, as determined as of the last day of the immediately preceding fiscal quarter for the twelve month period ending on such day (after giving effect to such increased amount of Capital Expenditures), is more than 1.25 to 1.0 provided that the amount of such increase reduces the maximum amount of Capital Expenditures (on a dollar for dollar basis) in a subsequent Fiscal Year selected by the Borrowers and ending prior to February 7, 2003; and provided, further, in the event that the maximum amount which is permitted to be expended in respect of Capital Expenditures during any Fiscal Year as set forth above (without giving effect to this proviso) is not fully expended during such Fiscal Year, the maximum amount expended during the immediately succeeding Fiscal Year shall be increased by such unutilized amount."

                  SECTION 2. Additional Amendment to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 below, further amended as follows:

                  (a) The definition of "Commitment Termination Date" in Section
1.01 of the Credit Agreement is amended by deleting such definition in its entirety and substituting therefor a new definition to read as follows:



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

                  "`Commitment Termination Date' means the earlier to occur of
                  (i) the date of the termination of the Commitments pursuant to the terms hereof and (ii) February 15, 2003."

                  SECTION 3. Amendment to Guaranty. Section 7(b) of the Guaranty is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 below, amended by deleting such
Section in its entirety and substituting therefor the following:

                  "(b) Liens. Directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any of its Property except Liens created by or pursuant to the Loan Documents, Customary Permitted Liens and Liens permitted under Section 9.03(vi) of the Credit Agreement."

                  SECTION 4. Conditions Precedent to Effectiveness. All Sections (other than Section 2) of this Sixth Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the following conditions precedent have been satisfied:

                  (a) Certain Documents. The Administrative Agent shall have received all of the following:

                           (i) this Sixth Amendment executed by the Borrowers
                  and the Requisite Lenders; and

                           (ii) an Acknowledgment substantially in the form of
                  Exhibit A attached hereto executed by Barneys New York, Inc. ("Holdings").

                  (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers and Holdings in
         Section 6 of this Sixth Amendment shall be true, correct and complete in all material respects on and as of the Amendment Effective Date.

                  (c) No Events of Default. No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date.

                  (d) Fees and Expenses. There shall have been paid (i) to the Administrative Agent, for the account of each Lender that executes this Sixth Amendment on or prior to December 12, 2001, an amendment fee in the amount of 0.375% of such Lender's Commitment after giving effect to this Sixth Amendment and (ii) to the Administrative Agent all fees due and payable to the Administrative Agent on or before the Amendment Effective Date (including, without limitation, all fees described in the letter dated as of the date hereof between the Borrowers and the Administrative Agent) and all expenses (including, without limitation, legal expenses) due and payable on or before the Amendment Effective Date.

                  SECTION 5. Conditions Precedent to Section 2. Section 2 of this Sixth Amendment shall become effective as of the Amendment Effective Date when (i) the Administrative Agent has received this Sixth Amendment executed by


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

the Borrower and all Lenders and (ii) all the conditions precedent set forth in
Section 4 have been satisfied.

                  SECTION 6. Representations and Warranties. Each Borrower represents and warrants as follows:

                  (a) After giving effect to this Sixth Amendment, all of the representations and warranties contained in Section 6.01 of the Credit Agreement and in the other Loan Documents shall be true, correct and complete in all material respects.

                  (b) After giving effect to this Sixth Amendment, no Default or Event of Default shall have occurred and be continuing.

                  (c) As of the date hereof, no material adverse change shall have occurred in the condition (financial or otherwise), performance, properties, operations or prospects of the Barneys Group since August 1, 1998 except as publicly disclosed or otherwise disclosed in writing to the Lenders prior to the date hereof.

                  SECTION 7. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Sixth Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

                  (c) The execution, delivery and effectiveness of this Sixth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 8. Execution in Counterparts. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  SECTION 9. Governing Law. This Sixth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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

                  IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed as of the date first above written.

                          BARNEY'S, INC.
                          BARNEYS AMERICA, INC.
                          PFP FASHIONS INC.
                          BARNEYS (CA) LEASE CORP.
                          BARNEYS (NY) LEASE CORP.
                          BASCO ALL-AMERICAN SPORTSWEAR CORP.
                          BNY LICENSING CORP.
                          BARNEYS AMERICA (CHICAGO) LEASE CORP.


                          By:/s/ Steven M. Feldman
                             --------------------------------------------
                                Title: Executive Vice President and Chief
                                       Financial Officer


                          CITICORP USA, INC., as Administrative Agent and
                          Lender


                          By:/s/ James J. McCarthy
                             --------------------------------------------
                                Title: Vice President


                          GENERAL ELECTRIC CAPITAL
                          CORPORATION, as Lender


                          By:/s/ Stephen M. Metivier
                             --------------------------------------------
                                Title: Vice President


                          GMAC COMMERCIAL CREDIT LLC, as Lender


                          By:/s/ Frank Imperati
                             --------------------------------------------
                                Title: Senior Vice President


                          NATIONAL CITY COMMERCIAL
                          FINANCE, INC., as Lender


                          By:/s/ Kathryn Ellero
                             --------------------------------------------
                                Title: Vice President



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

                                                                       EXHIBIT A


                                 ACKNOWLEDGMENT

                  Reference is hereby made to the Holdings Guaranty (as defined in the Credit Agreement) to which the undersigned is a party. The undersigned hereby consents to the terms of the foregoing Sixth Amendment to Credit Agreement and agrees that the terms thereof shall not affect in any way its obligations and liabilities under the undersigned's Holdings Guaranty or any other Loan Document, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.




                          BARNEYS NEW YORK, INC.


                          By:/s/ Steven M. Feldman
                             --------------------------------------------
                                Title: Executive Vice President and
                                       Chief Financial Officer












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

                                      ANNEX


Lenders                                                 Commitment Amount
-------                                                 -----------------

Citicorp USA, Inc.                                            $43,750,000

General Electric Capital Corporation                          $26,250,000

GMAC Commercial Credit, LLC                                   $21,875,000

National City Commercial Finance, Inc.                        $13,125,000
                                                        =================
                                                             $105,000,000